Exhibit 10.42
MODIFICATION OF LEASE # 1
This Modification of Lease #1 dated for reference purposes only, October 13, 2009 is pursuant to that certain Lease by and between OLEN COMMERCIAL REALTY CORP., A NEVADA CORPORATION, as “Lessor”, and NXG ACUTE CARE LLC, A CALIFORNIA LIMITED LIABILITY COMPANY AND WHOLLY-OWNED SUBSIDIARY OF NEXTGEN HEALTHCARE INFORMATION SYSTEMS, INC., A CALIFORNIA CORPORATION AND WHOLLY-OWNED SUBSIDIARY OF QUALITY SYSTEMS INC., A CALIFORNIA CORPORATION, as “Lessee”, dated October 1, 2009 for property located at: 22912 Mill Creek Drive, Suite A, Laguna Hills, CA 92653. The undersigned Parties hereby understand and agree that the above mentioned Lease shall be amended and modified as follows:
Article 1.4. Early Possession: Shall be modified in part to read: “October 14, 2009....”
Article 3.2. Early Possession: Shall be modified in part to read: “Lessor agrees to grant Lessee early occupancy of said Premises, the date to be October 14, 2009. Lease payments shall not commence until November 1, 2009. Lessee agrees to hold Lessor harmless from any liability or responsibility for damages to any of Lessee’s personal property, or for any loss suffered by Lessee through vandalism, theft, or destruction of said personal property by fire or other causes. It is agreed by Lessee and Lessor that all the terms and conditions of the tease are to be in full force and effect, except as to rent, as of the date of Lessee’s possession of subject Premises.”
Addendum A. Item G. Suite Refurbishment/Tenant Improvements: Shall include the following: “Lessee agrees to hold Lessor harmless from any interruption of business suffered by Lessee or any liability whatsoever resulting from any Tenant Improvements as set forth in the Lease for subject Premises. Lessor will make every reasonable effort to complete said work as soon as possible, but can make no guaranty as to a specific date of completion, and same shall not affect the payment of rent due from Lessee. Lessee shall be responsible for moving all wall hangings and furniture and Lessor shall not be responsible for same. Lessee acknowledges that Lessor has forewarned Lessee of the inconvenience Lessee may experience by occupying said Premises during Tenant Improvement work including, but not limited to, interruption of utilities, odors, noise, dust and debris, and that Lessor is accommodating Lessee’s request to complete Tenant Improvements in subject Premises during Lessee’s occupancy. Lessee further agrees not to interfere with in any way, nor instruct Lessor’s construction crew.”
Except as amended and modified herein, all other terms and conditions of said Lease by and between the Parties described above, shall continue in full force and effect. This Modification of Lease #1 shall become effective upon the date of execution hereof.

AGREED AND ACCEPTED:	AGREED AND ACCEPTED:

LESSOR:	LESSEE:

OLEN COMMERCIAL REALTY CORP. A NEVADA CORPORATION	NXG Acute Care LLC, a California Limited Liability Company and wholly-owned subsidiary of NextGen Healthcare Information Systems, Inc., a California Corporation and wholly-owned subsidiary of Quality Systems Inc., a California Corporation

By:	By:	/s/ Stephen K. Puckett

Jayne Taylor Vice President/CFO		Stephen K. Puckett Vice President
Date:	Date:	October 13, 2009

ADDENDUM “A”

TO LEASE DATED:	October 1, 2009

BY AND BETWEEN:	OLEN COMMERCIAL REALTY CORP., A NEVADA CORPORATION

AS LESSOR; AND:	NXG Acute Care LLC, a California Limited Liability Company and wholly-owned subsidiary of NextGen Healthcare Information Systems, Inc., a California Corporation and wholly-owned subsidiary of Quality Systems Inc., a California Corporation

AS LESSEE
A.	SIGN CRITERIA

These regulations are established in order to ensure that all signs comply with County of Orange sign ordinances, and in order to maintain a continuity in appearance throughout the Lake Forest Corporate Park. Conformance with the following sign regulations will be strictly enforced:
1.	GENERAL REQUIREMENTS
(a)	Each tenant shall be allowed one Identity sign.

(b)	The sign shall be constructed and installed at Lessee’s expense.

(c)	No electrical or audible signs shall be permitted.

(d)	Except as provided herein, no advertising piacards, banners, pennants, names, insignias, trademarks, or other descriptive material shall be affixed or maintained upon the glass panes or exterior walls of the building.

(e)	Placement of the sign shall be in the specific location and installation shall be by the method designated by Lessor.

(f)	Lessee shall submit a sketch of Lessee’s proposed sign (including color selection and proposed location) to Lessor for approval prior to construction and installation. Lessee shall be responsible for obtaining all necessary sign permits and approvals from the County of Orange. Lessee acknowledges Lessee’s sign is also subject to the review and approval of the Lake Forest Corporate Park Management Association Architectural Review Committee.
2.	TENANT IDENTIFICATION SIGNS: SINGLE-TENANT BUILDINGS
(a)	Each unit shall be entitled to one identification sign on the building.
(b)	The dimensions of the sign shall not exceed 1’ in height, or 3’ in length, including logo.

(c)	Individual letters shall not exceed 4” in height. Letter style shall be white upper case Optima Regular. Lessee may include a logo as part of the three (3) square foot sign area, but the logo shall not exceed one square foot.

(e)	Lessee shall obtain Lessor’s approval of the exact placement of the sign on the building prior to installation.
3.	TENANT IDENTIFICATION SIGNS: MULTI-TENANT BUILDINGS
(a)	Each suite shall be entitled to one Identification sign.

(b)	Signs shall be vinyl press-on letters.

(c)	The dimensions of the sign area, including logo, shall not exceed 1’ x 2’. Individual letters shall not exceed 4” in height.

Lessor’s Initials	Lessee’s Initials

ADDENDUM “A”

(e)	Letter color shall be white. Lettering style, logo and logo colors shall be at Lessee’s option.

(f)	Placement of the sign shall be on the glass front door, or on the glass pane immediately to the left of the front door.
B	EXTERIOR STORAGE

Tenant shall neither store, nor permit to be stored any goods, machinery, merchandise, equipment, or any other items whatsoever in the parking lot or any other common area adjacent to or in the Building. Tenant may only place or store items wholly within its leased Premises.

C.	DECLARATION OF COVENANTS, CONDITIONS, AND RESTRICTIONS

Lessee acknowledges that his leasehold estate is part of a Planned Development subject to a Declaration of Covenants, Conditions, and Restrictions. Lessee agrees to accept its leasehold estate subject to the aforementioned Declaration and to make adequate provisions to permit entry and other actions by Lessor for the purpose of performing and complying with these restrictions.

D.	MANAGEMENT

Subject to Paragraph 7.1 of this Lease, Lessee agrees to pay Common Area Operating Expenses as set forth hereinbelow, and as adjusted pursuant to Paragraph 4.2 herein. In no event shall Lessor be required to insure plate glass or insure against malicious mischief or vandalism.

The Common Area Operating Expense Budget is as follows:
TOTAL COMMON AREA OPERATING EXPENSE MONTHLY BUDGET FOR:
LAKE FOREST CORPORATE PARK

Total Project Square Footage:	58,010
Tenant’s Square Footage:	2,526
Tenant’s Percentage:	4.35%

Total Common Area	$9,862.00
Property Taxes	$6,913.00
Insurance	$773.00

TOTAL EXPENSES PER MONTH	$17,548.00

Lessee’s monthly prorata share is 4.35% of the above expenses as follows:
Common Area	$429.00
Property Taxes	$300.72
Insurance	$33.63

TOTAL MONTHLY COMMON AREA OPERATING EXPENSE BUDGET	$763.35

Lessor will provide Lessee an estimate of the Common Area Operating Expenses each year which will be added to the monthly lease payment. The estimate for the first year is based on the Common Area Operating Expense Budget above. Lessor agrees to provide Lessee with an accounting of the actual expenses as of December 31st of each year. Should the cost of providing these services exceed the estimate, then upon receipt of a statement from Lessor, Lessee shall pay a lump sum equal to Lessee’s prorata share of Common Area Operating Expenses for the previous calendar year, less the total of the monthly installments of the estimated Common Area Operating Expenses paid in the previous calendar year. The estimated monthly installments to be paid for the next calendar year shall be adjusted to reflect such Increase.

Lessor’s Initials	Lessee’s Initials